Exhibit 99.1

Perry Ellis International Reports Strong First Quarter Fiscal 2017 Results

Perry Ellis International, Inc. (NASDAQ:PERY) today reported results for the first quarter ended April 30, 2016 (“first quarter of fiscal 2017”).

Key Fiscal First Quarter 2017 Financial and Operational Highlights:

•	Adjusted diluted EPS increased to $1.01 as compared to $0.99 per diluted share in comparable period of prior year.

•	Adjusted gross margin expanded to 36.7% as compared to 34.9% in prior year. GAAP gross margin expanded to 36.4% as compared to 33.8% in comparable period of prior year reflecting exited brands.

•	Diluted GAAP EPS of $0.95 as compared to $0.62 in comparable period of prior year.

•	GAAP Operating income increased by 32% to $21.7 million from $16.5 million in comparable period of prior year.

•	Adjusted EBITDA margin expansion of 70 basis points to 10.0% as compared to 9.3% in comparable period of prior year.

•	Disciplined inventory management resulting in $154 million at quarter end with continued focus on accelerating turn.

•	Increased fiscal 2017 adjusted EPS guidance in a range of $1.95 to $2.00.

“We are very pleased with our first quarter results, which were highlighted by solid growth in our core brands, robust gross margin expansion and increased adjusted earnings per share - marking a terrific start to the 2017 fiscal year. Our favorable performance continues to demonstrate the success of our strategy that focuses on increasing sales of our higher margin branded, international, license and direct-to-consumer businesses platforms. We are especially pleased to deliver these results in a continuing difficult global economic environment, further validating the increasing strength of our diversified operating platform and powerful lifestyle brands,” said Oscar Feldenkreis, Chief Executive Officer of Perry Ellis International.

Mr. Feldrenkreis concluded, “Our increased guidance for the fiscal year incorporates our positive outlook and an appropriately cautious view of the global retail landscape. We remain confident that our highly desirable portfolio of lifestyle brands – Perry Ellis, Original Penguin and Golf Lifestyle – and the continued traction of our strategy combined with our strong balance sheet and the efforts of our talented associates will position us to continue delivering long-term growth and increased shareholder value.”

Fiscal 2017 First Quarter Results

Total revenue was $261 million, a 2% decrease compared to $266 million in the first quarter of fiscal 2016. Increased sales across the Company’s core global brands, Perry Ellis and Original Penguin, as well as in its Golf Lifestyle apparel business were offset by 3% planned business exits as well as 2% reductions in off-price revenues as previously discussed on the Company’s fiscal 2016 year-end earnings call in April. The Company also experienced negative currency headwinds of approximately 70 basis points on total revenues.

Adjusted gross margin expanded 180 basis points to 36.7%, from the 2016 first quarter, reflecting stronger margin in our Men’s Sportswear, Golf Lifestyle and Nike businesses, and cost savings realized through the ongoing infrastructure review. Margins also benefited from our Licensing contribution. (Adjusted gross margin includes certain items as outlined in Table 2, Reconciliation of Gross Profit to Adjusted Gross Profit.) GAAP gross margin for the period was 36.4% as compared to 33.8% in the prior year period.

Selling, general and administrative expenses totaled $69.9 million, as compared to $69.6 million in the comparable period of the prior year. Excluding costs associated with streamlining and consolidation of operations, expenses were $69.9 million for fiscal 2017 compared to $68.3 million in the prior year.

As reported under GAAP, fiscal 2017 first quarter profit was $14.3 million, or $0.95 per diluted share, as compared to $9.4 million, or $0.62 per diluted share, in the first quarter of fiscal 2016. On an adjusted basis, fiscal 2017 first quarter earnings per diluted share were $1.01 as compared to adjusted earnings per diluted share of $0.99 in the first quarter of fiscal 2016. These results benefited from improved operating results and lower interest costs, which were partially offset by a higher effective tax rate. (Adjusted earnings per diluted share exclude certain items as outlined in Table 1, Reconciliation of GAAP net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share.)

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the first quarter of fiscal 2017 totaled $26.1 million as compared to $24.7 million in the comparable period of the prior year. Adjusted EBITDA margin expanded to 10.0% from 9.3% in the comparable period of the prior year. (Adjusted EBITDA excludes certain items as outlined in Table 3, Reconciliation of Net Income to EBITDA and adjusted EBITDA.)

Balance Sheet

At the close of the quarter, the Company’s financial position was strong. Inventories totaled $154 million, even with prior year period, and compared to $183 million at year end, with continued emphasis on driving turn.

Update on Strategic Priorities for Fiscal 2017 to Enhance Profitability

The Company continues to focus on successfully implementing its growth and profitability plan.

George Feldenkreis, Executive Chairman, Perry Ellis International, commented, “As we look ahead to the remainder of the year, we now expect to generate adjusted earnings per share in a range of $1.95 to $2.00 for fiscal 2017, up from our previous guidance of $1.90 to $1.95. We do believe, however, that the strength of the U.S. dollar and the changing consumer spending patterns for international tourists in the U.S., along with the volatility in the global environment, will remain a headwind. Nonetheless, we remain focused on the strategic growth opportunities ahead of us. We believe that the sound execution of our business strategies and investment in our world-class brands, together with our strong balance sheet and the dedicated efforts of our talented associates will position us to deliver strong results in fiscal 2017.”

The Company continues to execute on the focused strategy roadmap articulated during the year. This includes:

•	Continuing to optimize competitive positioning as evidenced by growth achieved across the Company’s global growth brands led by Perry Ellis, Original Penguin, and Golf Lifestyle. Collectively, these businesses expanded 5% during the first quarter.

•	Making strategic investments in digital, social media networks and e-commerce to grow our presence with the millennial consumer. During the first quarter, engagement across social media for all brands collectively increased 95% across multiple platforms. Furthermore, the Company’s investment in shop-in-shops served to enhance visualizations and to increase conversion across points-of-sale.

•	Accelerating international expansion through direct investment in North America and Europe as well as strategic partnerships with licensees and other partners. The Company realized 27% revenue growth in licensing for the quarter. International represented 11.2% of total revenues compared to 11.0% in the comparable period of the prior year. Specifically, the Company’s introductions of Ben Hogan in the United Kingdom, Nike Swim across Europe and Latin America, and Perry Ellis America in Europe further establish our growth platform for the international markets.

•	Continued focus on controlling costs and expenses through process enhancements, inventory management and sourcing improvements. During the first quarter of fiscal 2017, the Company executed $1.9 million in cost reductions that reduced both cost of goods and SG&A during the year. A portion of these savings continues to be reinvested into the Company’s international and digital businesses to drive further growth. The Company will continue executing this review, as well as its supply chain focus throughout fiscal 2017.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Source: Perry Ellis International, Inc.

Anita Britt, CFO

305-592-2830

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended
	April 30, 2016	May 2, 2015
Revenues
Net sales	$250,875	$258,257
Royalty income	10,419	8,157

Total revenues	261,294	266,414
Cost of sales	166,210	176,314

Gross profit	95,084	90,100
Operating expenses
Selling, general and administrative expenses	69,934	69,608
Depreciation and amortization	3,467	3,322

Total operating expenses	73,401	72,930
Loss on sale of long-lived assets	—	(697)

Operating income	21,683	16,473
Interest expense	2,025	3,627

Net income before income taxes	19,658	12,846
Income tax provision	5,408	3,435

Net income	$14,250	$9,411

Net income, per share
Basic	$0.96	$0.64

Diluted	$0.95	$0.62

Weighted average number of shares outstanding
Basic	14,810	14,649
Diluted	15,060	15,161

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	April 30, 2016	January 30, 2016
Assets
Current assets:
Cash and cash equivalents	$26,953	$31,902
Accounts receivable, net	174,233	132,066
Inventories	153,673	182,750
Investments	10,279	9,782
Other current assets	7,707	10,279

Total current assets	372,845	366,779

Property and equipment, net	64,763	63,908
Intangible assets, net	187,702	187,919
Deferred income taxes	470	442
Other assets	1,781	1,793

Total assets	$627,561	$620,841

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$51,544	$103,684
Accrued expenses and other liabilities	27,036	26,497
Accrued interest payable	601	1,521
Income taxes payable	2,651	—
Deferred pension obligation	12,189	12,107
Unearned revenues	4,292	4,213

Total current liabilities	98,313	148,022

Long term liabilities:
Senior subordinated notes payable, net	49,564	49,528
Senior credit facility	99,805	60,624
Real estate mortgages	21,112	21,318
Unearned revenues and other long-term liabilities	50,757	49,868

Total long-term liabilities	221,238	181,338

Total liabilities	319,551	329,360

Equity
Total equity	308,010	291,481

Total liabilities and equity	$627,561	$620,841

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of net income and income per diluted share to adjusted net income and adjusted earnings per diluted share

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended
	April 30, 2016	May 2, 2015
Net income	$14,250	$9,411
Adjustments:
Costs on exited brands	869	2,138
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	54	2,057
Loss on sale of long-lived assets	—	697
Tax expense	—	774

Net income, as adjusted	$15,173	$15,077

	Three Months Ended
	April 30, 2016	May 2, 2015
Net income per share, diluted	$0.95	$0.62
Net per share costs on exited brands	0.06	0.14
Net per share costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	—	0.14
Net per share gain on sale of long-lived assets	—	0.09

Adjusted net income per share, diluted	$1.01	$0.99

“Adjusted net income per share, diluted” consists of “net income per share, diluted” adjusted for the impact of the costs on exited brands, costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives, and loss on sale of long-lived assets. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended
	April 30, 2016	May 2, 2015
Gross profit	$95,084	$90,100

Costs on exited brands	869	2,138
Costs of streamlining and consolidation of operations, and other strategic initiatives	—	743

Gross profit, as adjusted	$95,953	$92,981

Total revenues	$261,294	$266,414

Gross margin, as adjusted	36.7%	34.9%

(1)	Adjusted gross profit consists of gross profit adjusted for costs on exited brands and costs of streamlining and consolidation of operations, and other strategic initiatives. We believe these costs are not indicative of our core operations and thus we have removed them to provide invetsors and analysts with a more comparable result when comparing our operating performance to that of the apparel industry.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 3

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended
	April 30, 2016	May 2, 2015
Net income	$14,250	$9,411

Depreciation and amortization	3,467	3,322
Interest expense	2,025	3,627
Income tax provision	5,408	3,435

EBITDA	25,150	19,795

Adjustments:
Costs on exited brands	869	2,138
Costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives	54	2,057
Loss on sale of long-lived assets	—	697

EBITDA, as adjusted	$26,073	$24,687

Gross profit	$95,084	$90,100
Adjustments:
Selling, general and administrative expenses	(69,934)	(69,608)
Costs on exited brands	869	2,138
Costs of streamlining and consolidation of operations, and other strategic initiatives	54	2,057

EBITDA, as adjusted	$26,073	$24,687

Total revenues	$261,294	$266,414

EBITDA margin percentage of revenues	10.0%	9.3%

(1)	Adjusted EBITDA consists of loss before interest, taxes, depreciation, amortization, costs on early extinguishment of debt, costs on exited brands, costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives, as well as the loss on sale of long-lived assets. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.